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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the previously filed registration statements on Form S-3 (number 33-61223) and Form S-8 (numbers 33-44575; 33-29174; 2-95271; 2-51637; 2-54043;
2-59535; 2-68747; 2-78831; 33-55083) of our report dated May 8, 1996, incorporated by reference to Centex Corporation's Annual Report on Form 10-K for the year ended March 31, 1996, and to all references to our firm included in these registration statements.


Arthur Andersen LLP



Dallas, Texas,
    May 20, 1996





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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in this Form 10-K of our report dated May 8, 1996, relating to the March 31, 1996 consolidated financial statements of Centex Construction Products, Inc.


Arthur Andersen LLP


Dallas, Texas,
    May 20, 1996